Exhibit 99.1

Scripps closes acquisition of eight TV stations from Nexstar-Tribune merger divestitures

September 19, 2019

CINCINNATI - The E.W. Scripps Company (NASDAQ: SSP) has closed its acquisition of eight television stations in seven markets divested from the Nexstar Media Group, Inc. (NASDAQ: NXST) transaction with Tribune Media (NYSE: TRCO).

The acquisition grows the Scripps local television station footprint to 60 stations in 42 markets, making it the nation’s fourth-largest independent broadcaster with a reach of 31% of U.S. TV households.

Since Jan. 1, Scripps has added 27 television stations to its portfolio, and it now expects 2020 company free cash flow to be in the range of $225 million to $250 million.

The stations diversify Scripps’ affiliate relationships, expand its political advertising footprint and bring durability and geographic reach to its television station portfolio.

The stations joining Scripps’ television portfolio today are:

•	WPIX, the CW affiliate in New York City. (Scripps has granted Nexstar the option to buy back WPIX in New York City. The option is exercisable from March 31, 2020, through the end of 2021.)

•	KASW, the CW affiliate in Phoenix (which joins the Scripps ABC affiliate there)

•	WSFL, the CW affiliate in Miami-Fort Lauderdale (adjacent to the Scripps NBC affiliate in West Palm Beach, Florida)

•	KSTU, the Fox affiliate in Salt Lake City

•	WTKR, the CBS affiliate, and WGNT, the CW affiliate, in Norfolk, Virginia

•	WTVR, the CBS affiliate in Richmond, Virginia

•	WXMI, the Fox affiliate in Grand Rapids, Michigan

The eight stations deepen Scripps’ presence in Arizona, Florida, Michigan and New York. Scripps is adding its first stations in the No. 1 ranked DMA of New York City and the states of Virginia and Utah. It will now operate nine markets with more than one station, including in its second-largest market, Phoenix.

Forward-looking statements
This document contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. Such forward-looking statements are made as of the date of this document and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties that may cause actual results and events to differ materially from such forward-looking statements is included in the company’s Form 10-K on file with the SEC in the section titled “Risk

Factors.” The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) serves audiences and businesses through a growing portfolio of local and national media brands. With 60 television stations in 42 markets, Scripps is one of the nation’s largest independent TV station owners. Scripps runs a collection of national journalism and content businesses, including Newsy, the next-generation national news network; podcast industry leader Stitcher; the fast-growing national broadcast networks Bounce, Grit, Escape, Laff and Court TV; and Triton, the global leader in digital audio technology and measurement services. Scripps runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Investor contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com

Media contact:
Kari Wethington, The E.W. Scripps Company, 513-977-3763, Kari.wethington@scripps.com

ADJUSTED COMBINED SUPPLEMENTAL INFORMATION

Due to the effect that the 2019 television station acquisitions have on our Local Media segment, and to provide meaningful period over period comparisons, we are providing this supplemental non-GAAP (Generally Accepted Accounting Principles) information to present certain financial results on an adjusted combined basis. The adjusted combined financial results have been compiled by adding, as of the earliest period presented, the acquired Waco, Texas; Tallahassee, Florida; Cordillera; and Nexstar-Tribune television stations’ historical revenue, employee compensation and benefits, programming and other expenses to Scripps’ historical revenue, employee compensation and benefits, programming and other expenses captions historically reported within our Local Media segment. These historical results are adjusted for certain intercompany adjustments and other impacts that would result from the companies operating under the ownership of Scripps.

Management uses the adjusted combined non-GAAP supplemental information for purposes of evaluating the performance of the Local Media segment. The company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management, facilitating comparison of Local Media results across historical periods and providing a focus on the underlying ongoing operating performance of the segment.

The company uses the adjusted combined non-GAAP supplemental information to supplement the financial information presented on a GAAP historical basis. This non-GAAP supplemental information is not to be considered in isolation from, or as a substitute for, the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

The adjusted combined financial results contained in the following supplemental information is for informational purposes only. These results do not necessarily reflect what the historical results of Scripps would have been if the acquisitions of the Waco, Tallahassee, Cordillera and Nexstar-Tribune broadcast operations had occurred on January 1, 2018. Nor is this information necessarily indicative of the future results of operations of the combined entities.

The adjusted combined financial information is not pro forma information prepared in accordance with Article 11 of SEC regulation S-X, and the preparation of information in accordance with Article 11 would result in a significantly different presentation.

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Local Media segment Adjusted Combined segment profit

	2019		2018
(in thousands)	Q1	Q2	Q1	Q2	Q3	Q4	Total

Segment operating revenues:
Core advertising	$174,720	$192,570	$178,794	$193,660	$178,444	$189,602	$740,500
Political	1,188	2,452	3,380	22,038	56,694	114,323	196,435
Retransmission	113,700	112,374	100,322	103,525	107,990	107,808	419,645
Other revenue	5,641	5,278	4,907	5,885	5,267	5,222	21,281
Total operating revenues	295,249	312,674	287,403	325,108	348,395	416,955	1,377,861
Segment costs and expenses:
Employee compensation and benefits	109,587	107,305	109,560	106,507	107,214	111,893	435,174
Programming	85,561	92,879	76,638	87,880	93,887	80,565	338,970
Impairment of programming assets	—	—	—	—	—	8,920	8,920
Other expenses	51,051	51,980	51,669	55,067	55,300	63,551	225,587
Total costs and expenses	246,199	252,164	237,867	249,454	256,401	264,929	1,008,651
Segment profit	$49,050	$60,510	$49,536	$75,654	$91,994	$152,026	$369,210
Non-GAAP reconciliation

Below is a reconciliation of Scripps historical reported revenue and segment profit for its Local Media segment to the adjusted combined revenue and adjusted combined segment profit for the Local Media segment with the 2019 television station acquisitions.

	2019		2018
(in thousands)	Q1	Q2	Q1	Q2	Q3	Q4	Total

Local Media operating revenues, as reported	$203,387	$236,715	$192,059	$213,248	$230,734	$281,439	$917,480
Waco/Tallahassee TV stations acquisition	—	—	6,068	6,174	6,190	6,805	25,237
Cordillera TV stations acquisition	35,540	12,412	35,271	41,692	47,700	59,416	184,079
Nexstar-Tribune stations acquisition	64,679	71,349	58,296	68,297	68,079	73,607	268,279
Other revenue adjustments (1)	(8,357)	(7,802)	(4,291)	(4,303)	(4,308)	(4,312)	(17,214)
Local Media adjusted combined operating revenues	$295,249	$312,674	$287,403	$325,108	$348,395	$416,955	$1,377,861

	2019		2018
(in thousands)	Q1	Q2	Q1	Q2	Q3	Q4	Total

Local Media segment profit, as reported	$34,173	$54,329	$31,619	$53,368	$67,416	$98,716	$251,119
Waco/Tallahassee TV stations acquisition	—	—	1,770	1,905	1,893	2,265	7,833
Cordillera TV stations acquisition	7,925	2,828	8,632	14,287	19,212	30,338	72,469
Nexstar-Tribune stations acquisition	15,309	11,155	11,806	10,397	7,781	25,019	55,003
Other revenue adjustments (1)	(8,357)	(7,802)	(4,291)	(4,303)	(4,308)	(4,312)	(17,214)
Local Media adjusted combined segment profit	$49,050	$60,510	$49,536	$75,654	$91,994	$152,026	$369,210
(1) Primarily reflects reduced retransmission revenue from CW affiliates under Scripps retransmission agreements in effect during each period.

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